                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 -----------------------------------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: OCTOBER 18, 1999
                        (Date of earliest event reported)



                             POLYMER SOLUTIONS INC.
             (Exact name of Registrant as specified in its charter)


Nevada.  U.S.A                                              0-18583                           88-0360526
---------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation)       (Commission file number)       (IRS Employer Identification No.)

1569 Dempsey Road, North Vancouver, British Columbia, CANADA      V7K 1S8
--------------------------------------------------------------------------------
(Address of Principal Executive Office)                          (Zip Code)

Registrant's telephone number, including area code    (604) 683-3473
                                                  ------------------------------
                      not applicable
-------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Polymer Solutions, Inc. (the "Registrant"), a Nevada corporation, hereby amends its Current Report on Form 8-K dated October 18, 1999. The report, originally filed with the Securities and Exchange Commission on November 2, 1999, relates to the acquisition of U.S. Cellulose Co. ("USC" or the "Company") by Alternative Material Technology, Inc., a wholly owned subsidiary of the Registrant effective October 18, 1999 (the "Acquisition"). The Registrant is filing this amendment for the purpose of including the required financial statements and pro forma financial information with respect to the Acquisition in accordance with the requirements of Form 8-K.

   (a)  Financial Statements of Business Acquired

        The Financial Statement information required pursuant to the Rules of Regulation S-X for USC as of June 30, 1999 is filed herewith. See index to Financial Statements at page F-1 for a list of Financial Statements

   (b)  Unaudited Pro Forma Financial Information

        Pro forma information required pursuant to Article 11 of Regulation S-X as of March 31, 1999 is filed herewith. See Index to Financial Statements at page F-1 for a list of Financial Statements

   (c)  Exhibits

        Not applicable


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        POLYMER SOLUTIONS, INC.


Date     December 28, 1999                        /s/ Gordon Ellis
                                        ----------------------------------------
                                        Gordon L. Ellis, Chairman of the Board

                          INDEX TO FINANCIAL STATEMENTS

Report of PriceWaterhouseCoopers, Independent Accountants...........................F-1

Audited Balance Sheet for USC as at June 30, 1999...................................F-2

Audited Statement of Operations and Changes in Retained
 Earnings for USC for the year ended June 30, 1999..................................F-3

Audited Statement of Cash Flows for USC for the year ended June 30, 1999............F-4

Notes to Financial Statements for USC...............................................F-5

Introduction to Unaudited Pro Forma Financial Information...........................F-9

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999......F-10

Unaudited Pro Forma Condensed Consolidated Statement of Operations
 for the fiscal year ended March 31, 1999..........................................F-11

Notes to the Unaudited Condensed Consolidated Pro Forma Financial Statements.......F-11



                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of Polymer Solutions, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations and changes in retained earnings and of cash flows present fairly, in all material respects, the financial position of U.S. Cellulose Co. (the Company) at June 30, 1999, and the results of its operations and its cash flows for the year ended June 30, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


November 19, 1999

U.S. CELLULOSE CO.

BALANCE SHEET AS OF JUNE 30, 1999
--------------------------------------------------------------------------------


ASSETS
Current assets:
  Cash                                                                $   22,990
  Accounts receivable, net                                               368,625
  Inventories                                                            527,214
  Prepaid expenses                                                        34,350
  Deferred income taxes, current                                          56,301
                                                                      ----------
      Total current assets                                             1,009,480

Fixed assets, net                                                         71,891
Other assets                                                              47,318
Deferred income taxes                                                      5,283
                                                                      ----------

           Total assets                                               $1,133,972
                                                                      ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                                    $  208,821
  Accrued liabilities                                                    122,410
  Income and other taxes payable                                          54,025
                                                                      ----------
      Total liabilities                                                  385,256
                                                                      ----------

Commitments and contingencies (Note 8)

Stockholder's equity:
  Common stock, par value $1 per share; 75,000 shares
    authorized; 26,250 shares issued and outstanding                      26,250
  Additional paid-in capital                                               8,750
  Retained earnings                                                      713,716
                                                                      ----------

      Total stockholder's equity                                         748,716
                                                                      ----------

           Total liabilities and stockholder's equity                 $1,133,972
                                                                      ==========


  The accompanying notes are an integral part of these financial statements.

U.S. CELLULOSE CO.

STATEMENT OF OPERATIONS AND CHANGES IN RETAINED EARNINGS
FOR YEAR ENDED JUNE 30, 1999
--------------------------------------------------------------------------------


Net sales                                                             $3,307,824
Cost of sales                                                          2,090,441
                                                                      ----------

    Gross profit                                                       1,217,383

Selling, general and administrative                                    1,104,731
                                                                      ----------

    Income before income taxes                                           112,652
Income tax expense                                                        38,946
                                                                      ----------

    Net income                                                            73,706

Retained earnings, June 30, 1998                                         640,010
                                                                      ----------

Retained earnings, June 30, 1999                                      $  713,716
                                                                      ==========


  The accompanying notes are an integral part of these financial statements

U.S. CELLULOSE CO.

STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED JUNE 30, 1999
--------------------------------------------------------------------------------



CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                           $  73,706
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                                                         27,495
  Provision for bad debts                                                               (9,927)
  Deferred income taxes                                                                (36,044)
  Increase (decrease) in cash from changes in operating assets and liabilities:
    Accounts receivable, net                                                            (9,741)
    Inventories                                                                        (64,110)
    Prepaid expenses                                                                      (281)
    Other assets                                                                        (4,260)
    Accounts payable                                                                   (48,992)
    Accrued liabilities                                                                106,891
                                                                                     ---------

      Net cash provided by operating activities                                         34,737

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                                   (11,403)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt                                                   (18,482)

                                                                                     ---------

Net increase in cash                                                                     4,852

Cash, beginning of the period                                                           18,138
                                                                                     ---------

Cash, end of the period                                                              $  22,990
                                                                                     ---------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for:
    Income taxes                                                                     $  52,501
                                                                                     =========

  The accompanying notes are an integral part of these financial statements

U.S. CELLULOSE CO.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.   NATURE OF OPERATIONS

     U.S. Cellulose Co. ("Company"), is engaged in the development, production and sale of water-based and other coatings to industrial users primarily in California.

2.   SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates.

     CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable, for which credit risk is limited due to the large number of customers.

     ACCOUNTS RECEIVABLE

     Revenue from the sale of products is recognized upon shipment. The Company analyzes the collectibility of accounts receivable and provides a reserve against accounts that are deemed uncollectable. At June 30, 1999, the allowance for doubtful accounts was $38,484.

     INVENTORIES

     Inventories are valued at the lower of cost or market. Cost includes material, labor and applicable manufacturing overhead and is determined by the first-in, first-out method. The Company maintains an allowance for slow-moving or obsolete inventory as well as the related disposal costs.

     FIXED ASSETS

     Equipment is carried at cost and depreciated using the straight-line method over the assets' estimated useful lives ranging from 3 to 10 years. Improvements related to office space leased from the shareholder (Note 8) are amortized on a straight-line basis over the estimated useful life ranging from 10 to 20 years.

     Repair and maintenance costs are charged against operations while renewals and improvements, which extend the useful lives of the plant and equipment, are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in operations.

     OTHER ASSETS

     The Company maintains life insurance policies on key management of which the Company is the beneficiary. The cash surrender value of these policies is included in other assets.

     INCOME TAXES

     The Company uses the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     ENVIRONMENTAL COSTS

     Environmental costs are expensed unless the expenditures extend the economic useful life of the assets. Costs that extend the economic life of the assets are capitalized and depreciated over the remaining life of such assets. Liabilities are recorded when environmental contamination and/or remedial efforts are probable and the cost can be reasonably estimated.

     ADVERTISING COSTS

     The Company advertises primarily through the local phone directory. All advertising expenses are expensed as incurred and amounted to $3,373 for the year ended June 30, 1999.

     RELATED PARTY TRANSACTIONS

     The Company enters into transactions with related parties. In management's opinion, these transactions have been conducted on terms which are fair and equitable; however, the transactions are not necessarily on the same terms as those which have been made between wholly unrelated parties.


3.   INVENTORIES

     Inventories at June 30, 1999, consisted of the following:

     Raw materials                                        $ 204,232
     Finished goods                                         324,656
     Allowance for slow-moving or obsolete inventory         (1,674)
                                                          ---------

                                                          $ 527,214
                                                          =========

4.   FIXED ASSETS

     Fixed assets at June 30, 1999, consisted of the following:

     Manufacturing equipment                                     $ 131,816
     Office Equipment                                               31,246
     Vehicles                                                      138,469
     Leasehold Improvements                                         84,276
                                                                 ---------

                                                                   385,807

     Less accumulated depreciation                                (313,916)
                                                                 ---------

                                                                 $  71,891
                                                                 =========

5.   ACCRUED LIABILITIES

    Accrued liabilities at June 30, 1999, consisted of the following:

     Accrued environmental liability                               $ 87,000
     Accrued salaries payable                                        21,041
     Accrued vacation                                                14,369
                                                                   --------

                                                                   $122,410
                                                                   ========

6.  DEFINED CONTRIBUTION PENSION PLAN

    The Company has a money purchase pension plan (the Plan) subject to the provisions of the Employee Retirement Income Security Act of 1974. The Plan covers all employees who are 21 years of age or older and have completed one year of service. Under the terms of the Plan, the Company is required to make annual contributions equal to 2% of eligible participants' compensation. Eligible employees, who are not allowed to make contributions, fully vest over a six-year period. Upon termination of the Plan, eligible participants become fully vested. For the year ended June 30, 1999, the Company's required contribution amounted to $13,200.

7.   INCOME TAXES

    Income tax expense for the year ended June 30, 1999, consisted of the following components:

     Federal:
       Current                                                    $ 58,038
       Deferred                                                    (29,380)
                                                                  --------
                                                                    28,658
                                                                  --------

     State:
       Current                                                      16,952
       Deferred                                                     (6,664)
                                                                  --------
                                                                    10,288
                                                                  --------

         Income tax expense                                       $ 38,946
                                                                  ========

     A reconciliation between the Company's effective tax rate and the federal statutory rate was as follows for the year ended June 30, 1999:

     Federal statutory tax rate                                      34.0%
     Effect of graduated tax rate                                    (6.4)
     State taxes, net of federal benefit                              6.1
     Other tax benefit                                                0.9
                                                                   ------

     Effective tax rate                                              34.6%
                                                                   ======

    Deferred tax assets are reflected on a net basis in the current and non-current classifications of the accompanying balance sheet. Significant components of the Company's deductible temporary differences at June 30, 1999, were as follows:

     Depreciation                                                   $ 5,670
     Allowance for bad debts                                         14,947
     Accrued vacation                                                 5,581
     Accrued environmental liability                                 33,791
     State taxes and other                                            1,595
                                                                    -------

       Net deferred tax assets                                      $61,584
                                                                    =======

    Management has determined, based on the Company's history of prior operating earnings and its expectations for the future, that operating income of the Company will more likely than not be sufficient to fully recognize deferred tax assets.


8.   COMMITMENTS AND CONTINGENCIES

    OPERATING LEASES

    The Company leases certain facilities, including office space from the stockholder, under non-cancelable arrangements that contain renewal options and provide for periodic cost of living adjustments. Rent expense under such leases amounted to $217,119 for the year ended June 30, 1999. The Company's operating lease for one of its warehouse facilities includes an option to purchase the facility through the end of its renewal option period.

    Future minimum rental commitments under non-cancelable operating leases, with initial or remaining lease terms in excess of one year, are as follows:

                                     Related
                                      Party          Other           Total
                                     --------       --------       --------
     Year ending June 30:
           2000                      $ 90,000       $ 19,216       $109,216
           2001                        15,000             --         15,000
                                     --------       --------       --------

                                     $105,000       $ 19,216       $124,216
                                     ========       ========       ========

    LEGAL MATTERS

    Through the normal course of business, the Company is subject to legal actions. At June 30, 1999, management believes that its legal issues will be resolved without significant financial impact.

    ENVIRONMENTAL MATTER AND SUBSEQUENT EVENT

    The Company, along with seventy-nine other local, regional and multinational businesses, has been named as a potentially responsible party in the California Superfund site known as the Bay Area Drum site. The Company was identified as a potentially responsible party because it sent drums during limited periods between 1978 and 1982 to Bay Area Drum for recycling. The business operations of Bay Area Drum resulted in significant releases of hazardous substances to the environment. The State's claim against all the potentially responsible parties is estimated at approximately $10 million.

    Subsequent to year-end, the acquiring entity (discussed in footnote 9) performed an environmental analysis of the Bay Area Drum issue. The analysis showed a probable liability for clean-up and legal and administrative-related costs from the Bay Area Drum site. Based on this information, the acquiring entity intends to negotiate a settlement with the administration of the Bay Area Drum site.

    Management has assessed these new facts and now believes the impact on the Company's year-end financial position could range from $87,000 to $133,000. In management's opinion, no liability in the range is more probable than any other at this stage; therefore, an $87,000 reserve has been accrued at June 30, 1999.

9.   SUBSEQUENT EVENTS

    On October 15, 1999, the Company was purchased in a stock purchase agreement for $1,000,000 cash and the assumption of certain liabilities. In connection with the purchase, the Company adopted a US Cellulose Co. Employee Severance Plan, which has been guaranteed by the new owner. This severance plan entitles employees to receive up to a total of approximately $400,000.

    The June 30, 1999, financial statements are prepared in accordance with generally accepted accounting principles and contain assumptions and estimates that the Company will continue normal operations. These financial statements do not give effect to any changes in the Company's operations or financial estimates which may result from this change in ownership.

            INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following unaudited condensed consolidated pro forma financial data is based on the audited historical financial statements of Polymer Solutions, Inc. (the "Registrant") for the year ended March 31, 1999, and the audited historical financial statements of US Cellulose Co. (the "Company") for the year ended June 30, 1999. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited historical consolidated financial statements and related notes included in the Registrant's Annual Report on Form 10-K for the period ended March 31, 1999, which report is incorporated herein by reference.

The unaudited condensed consolidated pro forma financial data has been prepared to present, on a pro forma basis, the consolidated results of the operations of the Registrant and the Company. An unaudited consolidated pro forma balance sheet has been prepared as of March 31, 1999, and an unaudited pro forma statement of operations has been prepared for the year then ended. The unaudited consolidated pro forma statements of operations give effect to the acquisition as if it had been completed on April 1, 1998, the first day of the Registrant's 1999 fiscal year.

The pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent the actual results of operations of the Registrant that would have been obtained if the acquisition had been consummated on the date specified nor is it necessarily indicative of the results of operations that may be achieved in the future. The pro forma financial data is based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith.

The Registrant purchased the Company on October 18, 1999, for a total purchase price of $1,000,000 in cash. This purchase price has been allocated to assets and liabilities based on the estimated fair market values at the date of acquisition. Final valuations will be made and included in the Registrant's Form 10-q for the quarter ended December 31, 1999.

To finance the transaction, the Registrant sold common shares as follows:

On July 5, 1999, the Registrant issued 800,000 shares at $0.54 (Cdn$0.80) with transferable warrants to purchase an aggregate of 400,000 common shares. Two warrants entitle the holder to purchase a common share at $0.60 (Cdn$0.90) up to June 30, 2000. In accordance with the Agency Agreement, the Registrant issued 50,000 common shares as a finance fee, paid 8% commission in cash and provided warrants entitling the Agent to purchase 160,000 common shares at a price of $0.60 (Cdn$.90) for one year.

On July 30, 1999, the Registrant completed a private placement and issued 1,127,750 common shares at $0.54 (Cdn$.80) with non-transferable warrants to purchase an aggregate of 1,127,750 common shares. Each warrant entitles the holder to purchase a common share at $0.60 (Cdn$0.90) for one year to July 30, 2000 and at $0.84 (Cdn$1.25) for one year and expiring July 30, 2001. In accordance with the Agency Agreement a commission of $17,644 was paid in cash and warrants were issued to purchase 66,165 common shares under the same terms as offered.

During the quarters ended June 30, and September 30, 1999, the Registrant issued 313,500 shares on the exercise of warrants, at an exercise price of $0.52 (Cdn$0.76) per share.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999


                                                                                                          Unaudited
                                                     Registrant       The Company                         Pro Forma
                                                      March 31,          June 30,       Pro Forma          March 31,
                                                        1999              1999         Adjustments           1999
                                                    ------------      ------------     ------------      ------------
ASSETS
Current Assets:
   Cash                                             $     39,303      $     22,990       $     --        $     62,293
   Accounts receivable, net                            1,143,919           368,625           12,000         1,524,544  B
   Inventories, net                                    1,009,754           527,214         (187,278)        1,349,690  C
   Prepaid expenses                                       97,647            34,350             --             131,997
   Deferred income taxes, current                           --              56,301             --              56,301
                                                    ------------      ------------       ------------    ------------
                                                       2,290,623         1,009,480         (175,278)        3,124,825
Fixed assets, net                                        907,533            71,891          (30,117)          949,307  D
Other assets                                               8,324            47,318          (19,725)           35,917  E
Goodwill                                                    --                --          1,169,506         1,169,506  A
Deferred income taxes                                       --               5,283             --               5,283
                                                    ------------      ------------      ------------     ------------
                                                    $  3,206,480      $  1,133,972      $   944,386      $  5,284,838
                                                    ============      ============      ============      ============

LIABILITIES & SHAREHOLDERS' (DEFICIT) EQUITY
Current liabilities:
   Accounts payable & accrued liabilities           $    992,532      $    331,231      $   693,102        $2,016,865  F,G,H
   Payroll related &commissions payable                  244,332              --               --             244,332
   Income & other taxes payable                             --              54,025             --              54,025
   Current portion of capital lease obligations          126,912              --               --             126,912
                                                       ------------      ------------      ----------    ------------
                                                       1,363,776           385,256          693,102         2,442,134
Capital lease obligations                                482,719              --               --             482,719
Operating line of credit                               1,286,473              --               --           1,286,473
Due to related parties                                    46,350              --               --              46,350
                                                    ------------      ------------         ----------    ------------
                                                       3,179,318           385,256          693,102         4,257,676
Minority Interest                                        225,036              --                 --           225,036
                                                    ------------      ------------         ----------    ------------
Shareholders' (Deficit) Equity:
   Preferred stock, $0.001 par value;
   Authorized - 4,000,000 shares; issued
   & outstanding - nil
   Common stock, $0.001 par value;
   Authorized - 20,000,000 shares; issued
   & outstanding 8,262,684                                 6,410            26,250          (24,398)            8,262  I
Additional paid in capital                            10,309,361             8,750          989,398        11,307,509  I
Accumulated deficit                                  (10,513,645)          713,716         (713,716)      (10,513,645) I
                                                    ------------      ------------        ----------      ------------
                                                        (197,874)          748,716           251,284          802,126
                                                    ------------      ------------        ----------      ------------
                                                    $  3,206,480      $  1,133,972        $  944,386     $  5,284,838
                                                    ============      ============        ==========      ============

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1999


                                                                                                          Unaudited
                                                     Registrant        The Company                         Pro Forma
                                                     Year ended        Year ended                         Year ended
                                                      March 31,         June 30,         Pro Forma         March 31,
                                                        1999              1999          Adjustments          1999
                                                    ------------      ------------      ------------     ------------
Sales revenue                                       $  7,807,291      $  3,307,824      $         --     $ 11,115,115
Cost of goods sold                                    (5,750,127)       (2,090,441)               --       (7,840,568)
                                                    ------------      ------------      ------------     ------------
                                                       2,057,164         1,217,383                --        3,274,547
                                                    ------------      ------------      ------------     ------------
Corporate & administrative expenses:
   Marketing & sales                                     934,019           134,065                --        1,068,084
   General & administrative                              935,930           967,738            73,751        1,977,419  J
   Research & development                                507,643                --                --          507,643
                                                    ------------      ------------      ------------     ------------
                                                       2,377,592         1,101,803            73,751        3,553,146
                                                    ------------      ------------      ------------     ------------
(Loss) income from operations                           (320,428)          115,580           (73,751)        (278,599)
Interest expense                                        (280,456)           (2,928)               --         (283,384)
Other income                                              74,594                --                --           74,594
                                                    ------------      ------------      ------------     ------------
(Loss) income before provision for income taxes         (526,290)          112,652           (73,751)        (487,389)
Provision for income taxes                                    --           (38,946)               --          (38,946)
                                                    ------------      ------------      ------------     ------------
Net income (loss)                                   $   (526,290)     $     73,706      $    (73,751)    $   (526,335)
                                                    ============      ============      ============     ============

Weighted average basic & diluted number
   of common shares outstanding                        5,711,797                                            7,563,649
                                                    ============                                         ============
Basic & diluted net loss per share                  $      (0.09)                                        $      (0.07)
                                                    ------------                                         ------------

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

A. Adjustment to reflect the excess of acquisition cost over the estimated fair value of net assets acquired (goodwill). The purchase price, preliminary purchase-price allocation, and stock financing of the transaction up to the $1,000,000 purchase price are summarized as follows:


Purchase consideration paid as :
   Common stock                                                           $    1,852
   Paid in capital                                                           998,148
   Professional services costs                                               247,102
                                                                          ----------
     Total purchase consideration                                         $1,247,102
                                                                          ==========

Allocated to:
   Historical book value of
   Company's assets and liabilities                       $  748,716
Adjustments to increase (decrease) assets
 and (increase) decrease liabilities to fair value:
   Accounts receivable                                        12,000
   Inventory                                                (187,278)
   Fixed assets                                              (30,117)
   Other assets                                              (19,725)
   Accruals                                                 (446,000)
                                                          ----------

     Total allocation                                                         77,596
                                                                          ----------

Excess purchase price over allocation to identifiable
 assets and liabilities (goodwill)                                        $1,169,506
                                                                          ----------

B. Adjustment to reflect a change in estimate from the Company's general reserve method to the Registrant's specific identification reserve method for calculating the accounts receivable reserve.

C. Adjustment to reflect a change in estimate from the Company's specific identification method to the Registrant's general reserve method.

D. Adjustment to reflect the write down of fixed assets based on the Registrant's physical inspection and assessment of each asset's remaining useful life.

E. Adjustment to reflect tenant deposits that will not be recovered because of required maintenance repairs.

F. Adjustment to reflect the capitalization of $247,102 in legal, accounting and other professional services related to the acquisition.

G. Adjustment to reflect the Company's adoption of an Employee Severance Plan in October 1999, which provides for an estimated $400,000 in benefits to the Company's employees.

H. Adjustment to reflect a $46,000 additional accrual for probable administrative and legal costs related to the California Superfund site liability known as the Bay Area Drum site. Note that the impact of this transaction is not reflected in the pro forma income statement, but appropriately reflected in the pro forma balance sheet.

I. Adjustment to reflect the Registrant's sales of stock to obtain funds for the $1,000,000 purchase price, reflect the elimination of the Company's equity accounts, and record goodwill on acquisition.

J. Adjustment to reflect the pro forma effect of the amortization of acquisition goodwill on a straight-line basis over a 15-year life ($77,967), and to reflect a change in fixed asset depreciation resulting from the write-down of certain fixed assets.